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                                                                    Exhibit (14)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of the Registration Statement of The Munder Framlington Funds Trust on Form N-14 (the "Registration Statement") of our report dated August 14, 2002, relating to the financial statements and financial highlights appearing in the June 30, 2002 Annual Reports of The Munder Bio(Tech)2 Fund (one of the portfolios constituting The Munder Funds, Inc.) and the Munder Framlington Healthcare Fund (one of the portfolios constituting The Munder Framlington Funds Trust). We further consent to the references to us under the headings "Information Regarding the Independent Auditors" and "Financial Highlights" in such Proxy Statement/Prospectus and in paragraphs 4.1(i) and 4.2(h) of Exhibit A "Form of Agreement and Plan of Reorganization."

                                                        /s/ Ernst & Young LLP
                                                        Ernst & Young LLP

Boston, Massachusetts
March 5, 2003